UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 12, 2002

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2450 Bayshore Parkway
Mountain View, CA 94043
(650) 316-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	EXHIBITS.

99.1	Press Release dated June 12, 2002

ITEM 9.	REGULATION FD DISCLOSURE.

On June 12, 2002, Equinix, Inc., a Delaware corporation (“Equinix”), announced Equinix has retired an additional $10 million principal amount of its 13% Senior Notes due in 2007. In addition, Equinix filed a preliminary proxy statement on June 12, 2002 to seek stockholder approval to issue up to an additional 15,000,000 shares of its Common Stock. A copy of Equinix’s press release announcing the exchange and the preliminary proxy statement is attached as Exhibit 99.1 hereto and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE:	June 12, 2002	By:	/s/ PETER F. VAN CAMP Peter F. Van Camp Chief Executive Officer

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